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                             SECURITIES AND EXCHANGE
                                   COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) May 15, 2003
                                                           ------------

                                     ELKCORP
                  --------------------------------------------
             (Exact name of Registrant as specified in its charter)


            DELAWARE                     1-5341                  75-1217920
------------------------------    ----------------------    -------------------
(State or other jurisdiction of   Commission File Number     (I.R.S. Employer
incorporation or organization)                              Identification No.)


                  14643 DALLAS PARKWAY
SUITE 1000, WELLINGTON CENTRE, DALLAS, TEXAS                     75254-8890
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code               (972)851-0500
                                                                 -------------


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)






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Item 7. Exhibits

99.1    Press release dated May 15, 2003 of ElkCorp.

Item 9. Regulation FD Disclosure

Press Release

On May 15, 2003, the company issued a press release announcing that its earnings for the three and nine month periods ending March 31, 2003, as reported on Form 10-Q, will reflect the deferral of approximately $1,700,000 of technology license fee revenue and $900,000 of related after tax earnings that were previously reported as current revenue and earnings in the preliminary financial results included in its third quarter earnings press release of April 16, 2003.

The press release is furnished with this Form 8-K as Exhibit 99.1.

Other Matters

The company may, from time to time, find that it has commented on non-public information, including forward-looking information, to analysts. If that should occur, the company may post disclosures at www.elkcorp.com that it deems appropriate under Regulation F-D. No such disclosure, or similar information filed or furnished by Form 8-K, should be deemed an admission that such information is material to investors.

Item 12.  Results of Operations and Financial Condition

On May 15, 2003, ElkCorp issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing information concerning the company's results of operations and financial condition for the fiscal quarter ended March 31, 2003 and related information.

"Pro forma" net income and per share information, and operating results, net income and per share information that exclude nonrecurring items of income and expense, that are included in the press release (Exhibit 99.1). These items represent non-GAAP financial measures presented for informational purposes only. These non-GAAP financial measures are not, and should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may differ from non-GAAP financial measures used by other companies. Management believes that the non-GAAP financial measures included in the press release are useful to investors because such information provides investors increased comparability between reporting periods.

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After-tax noncash stock option compensation is the result of a change in accounting made in fiscal 2002 from fixed awards with no compensation expense to variable awards, which can result in periodic expense or income. The Board of Directors terminated the feature that caused certain stock options to be accounted for as variable awards on August 13, 2002. Subsequent to that date, the company again began utilizing the fixed method of stock option accounting. Refer to the Noncash Stock Option Compensation footnote on page 44 in the company's Form 10-K for its fiscal year ended June 30, 2002 for a more detailed explanation of the accounting change.

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                                   SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            ElkCorp

DATE:   May 16, 2003                        /s/ Harold R. Beattie, Jr.
     ------------------                     ---------------------------
                                            Harold R. Beattie, Jr.
                                            Senior Vice President,
                                            Chief Financial Officer
                                            and Treasurer


                                            /s/ Leonard R. Harral
                                            ---------------------
                                            Leonard R. Harral
                                            Vice President and Chief
                                            Accounting Officer


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